Exhibit (6)(i)

                         INTERNATIONAL GROWTH PORTFOLIO
                                       OF
                          ENTERPRISE ACCUMULATION TRUST
                          PORTFOLIO MANAGER'S AGREEMENT

      THIS AGREEMENT, made the 17th day of June, 2002, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and SSgA Funds Management, Inc., a Massachusetts corporation (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

      (A) The Adviser has entered into an Investment Adviser's Agreement dated as of May 1, 1993, with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolios of the Fund (the "Portfolios"), and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Fund.

      (B) The parties hereto wish to enter into an agreement (the "Agreement") whereby the Portfolio Manager will provide to the International Growth Portfolio of the Fund (the "International Growth Portfolio") securities investment advisory services for that Fund, subject to requisite approvals under the Investment Company Act of 1940. The Fund is registered under the Investment Company Act of 1940 (the "1940 Act"); the Adviser and the Fund Manager are registered under the Investment Advisers Act of 1940.

WITNESSETH THAT:

      In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

            (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Fund, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

            (2) The Portfolio Manager shall furnish the International Growth Portfolio advice with respect to the investment and reinvestment of the assets of the International Growth Portfolio, or such portion of the assets of the Fund as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the International Growth Portfolio as set forth in the Fund's most recent Registration Statement and the Fund's governing documents which have been provided to the Portfolio Manager.

            (3) The Portfolio Manager shall perform a monthly reconciliation of the Fund to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

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            (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. Except as provided herein, the Portfolio Manager has no authority to act for or represent the Fund or the International Growth Portfolio in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the International Growth Portfolio. Nevertheless, the Portfolio Manager may, in accordance with Section 10 hereof, open such accounts and complete such documentation on behalf of the International Growth Portfolio with those brokers, dealers and other financial intermediaries selected as provided herein as may be necessary to carry out the intent of this Agreement.

            (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the International Growth Portfolio.

            (6) (a)The Adviser agrees to pay as compensation to the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth
(20th) day after the close of each calendar month, a sum equal to 0.033 of 1% of the average of the daily closing net asset value of the International Growth Portfolio managed by the Portfolio Manager during such month (that is, 0.40 of 1% per year) for the first $100,000,000 of assets under management; a sum equal to 0.029 of 1% of the average of the daily closing net asset value of the International Growth Portfolio during such month (that is, 0.35 of 1% per year) for assets between $100,000,000 to $200,000,000 under management; and a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the International Growth Portfolio during such month (that is, 0.30 of 1% per year) for assets between $200,000,000 and $500,000,000; and a sum equal to 0.0208 of 1% (that is, 0.25% per year) for assets in excess of $500,000,000.

            (6) (b)The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

            (6) (c)For the purposes of this Paragraph 6, the daily closing net asset values of the Fund shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the International Growth Portfolio's shares.

            (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder. The Portfolio Manager may, from time to time hereafter, act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, provided that when the Portfolio Manager purchases or sells securities of the same issuer on behalf of two or more advisory clients, the available securities will be allocated in a manner believed by the Portfolio Manager to be equitable to each client.

            (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the International Growth Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the International Growth Portfolio or the Adviser for any
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mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

            (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the Fund from taking, at any time, a short position in any shares of any holdings of the International Growth Portfolio of the Fund for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager has adopted a code of ethics complying with the requirements of Rule 17j-1 of the Securities and Exchange Commission under the 1940 Act and has provided true and complete copies of such code to the Fund and to the Adviser, and has adopted procedures designed to prevent violations of such code.

            (10) In connection with the management of the investment and reinvestment of the assets of the Fund, the Portfolio Manager is authorized to select the brokers or dealers (including affiliates of the Portfolio Manager in accordance with requirements of the 1940 Act) that will execute purchase and sale transactions for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of Fund securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Funds and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Fund, the Adviser, or the Portfolio Manager and, subject to applicable law and regulation, to select brokers and dealers who sell shares of series of the Fund.

            (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Directors, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the 1940 Act, in which event this Agreement shall remain in full force and effect.

            (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until June 17, 2003 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

            (13) The Adviser shall indemnify and hold harmless the Portfolio Manager, each of its officers and directors and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising from the Indemnified Party's performance or non-performance of any duties under this Agreement. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

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                  The Portfolio Manager shall indemnify and hold harmless the
Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Fund Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this section.

            (14) Except as otherwise provided in paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

            (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

            (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

            (17) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

by the Portfolio Manager:    SSgA Funds Management, Inc.
                             One International Place, 25th floor
                             Boston, MA  02110

by the Adviser:              Enterprise Capital Management, Inc.
                             3343 Peachtree Road, N.E., Suite 450
                             Atlanta, GA  30326-1022

by the Fund:                 Enterprise Accumulation Trust
                             c/o Enterprise Capital Management, Inc.
                             3343 Peachtree Road, N.E., Suite 450
                             Atlanta, GA  30326-1022

or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

            (18) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

            (19) Each of the Fund and the Adviser represents and warrants that
(a) it has received a copy of Part II of the Portfolio Manager's Form ADV; (b) it has full corporate power and authority to enter into this Agreement (including the power and authority to appoint the Portfolio Manager hereunder) and to carry out its terms; and (c) the Fund is either (i) excluded from the definition of the term "pool" under Section 4.5 of the General Regulations under the Commodity Exchange Act ("Rule 4.5"), or (ii) a qualifying entity under Rule 4.5(b) for which a notice of eligibility has been filed.

            (20) The Portfolio Manager shall vote all proxies appurtenant to securities which are a part of the assets of the International Growth Portfolio which the Portfolio Manager manages in accordance with the Portfolio Manager's proxy voting guidelines previously provided to the Adviser.

            (21) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the International Growth Portfolio.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

                                        ENTERPRISE ACCUMULATION TRUST

ATTEST: /s/ CATHERINE R MCCLELLAN       By: /s/ VICTOR UGOLYN
        ----------------------------       -------------------------------------
        Secretary                          Victor Ugolyn, Chairman, President
                                           and Chief Executive Officer


                                        ENTERPRISE CAPITAL MANAGEMENT, INC.

ATTEST:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
         -------------------------         -------------------------------------
         Secretary                         Victor Ugolyn, Chairman, President
                                           and Chief Executive Officer


                                        SSGA FUNDS MANAGEMENT, INC.

ATTEST:  -------------------------      By: /s/ AGUSTIN J FLEITES
         Secretary                         -------------------------------------
                                           Agustin J. Fleites
                                           President